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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ___________________________

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         OPINION RESEARCH CORPORATION
                         ----------------------------
            (Exact name of registrant as specified in its charter)


               Delaware                                  22-3118960
----------------------------------------      ---------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)

      23 Orchard Road, Skillman, NJ                        08558
----------------------------------------      ---------------------------------
(Address of principal executive offices)                 (Zip Code)


    If this form relates to the               If this form relates to the
    registration of a class of                registration of a class of
    securities pursuant to Section            securities pursuant to Section
    12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
    effective pursuant to General             effective pursuant to General
    Instruction A.(c), please check           Instruction A.(d) please check the
    the following box. /  /                   following box. /x/

Securities Act registration statement file number to which this form relates:
___________________________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of Each Exchange on
     Title of Each Class                      Which Each Class is to be
     to be so Registered                      Registered
     -------------------                      ----------

            None
            ----

Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Stock Purchase Rights
                        -------------------------------
                               (Title of Class)
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Item 1.  Description of Securities to be Registered.

     On August 29, 2000, the Board of Directors of Opinion Research Corporation (the "Company") approved an Amendment ("Amendment No. 2 to Rights Agreement") to the Rights Agreement by and between the Company and StockTrans, Inc., as Rights Agent, dated December 13, 1996 (the "Rights Agreement"). The Rights were previously registered on Form 8-A on September 27, 1996, and were amended in a Form 8-A/A filed by the Company on September 4, 1998 in connection with Amendment No. 1 to the Rights Agreement. Amendment No. 2 to Rights Agreement was executed by the parties on August 31, 2000.

     Amendment No. 2 to Rights Agreement is set forth as Exhibit 1 hereto and is incorporated herein by reference. A copy of the Rights Agreement, dated as of September 13, 1996, by and between the Company and StockTrans, Inc., as Rights Agent, is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") via EDGAR on September 27, 1996. A copy of Amendment No. 1 to the Rights Agreement, dated as of August 8, 1998, is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission via EDGAR on September 4, 1998.


Item 2.  Exhibits.

    Number                    Exhibit
   --------                   -------

      1 Amendment No. 2 to Rights Agreement, dated August 31, 2000, by and between the Company and StockTrans, Inc., as Rights Agent (incorporated by reference to Exhibit 10.11 to the Company's Form 8-K filed with the Commission via EDGAR on September 15, 2000)

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                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        OPINION RESEARCH CORPORATION


Date: September 18, 2000                By:    /s/ John F. Short
                                               -----------------
                                        Name:  John F. Short
                                        Title: Chairman of the Board, President,
                                               and Chief Executive Officer

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